 [Sutherland Asbill & Brennan LLP Letterhead]




CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP


          We consent to the reference to our firm under the heading "Legal Counsel" in the prospectuses and under "Counsel" in the statement of additional information included in Post-Effective Amendment No. 41 to the Registration Statement on Form N-1A for The GCG Trust (File Nos. 33-23512, 811-5629). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.



                         SUTHERLAND ASBILL & BRENNAN LLP

                         By: /s/ Stephen E. Roth
                            ----------------------
                            Stephen E. Roth

Washington, D.C.
November 8, 1999